UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2011, Navistar Financial Corporation (“NFC”) entered into the Third Amendment, dated July 19, 2011, to the Note Purchase Agreement, dated April 16, 2010, among Navistar Financial Securities Corporation, as Seller, NFC, as Servicer, Liberty Street Funding LLC, as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, and Bank of America, National Association, as a Managing Agent, the Administrative Agent and a Committed Purchaser, which is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. This amendment serves to renew the Note Purchase Agreement through July 18, 2012, removes Kitty Hawk Funding Corporation as a party to the Agreement, and makes other administrative changes to the Notes Purchase Agreement. The press release announcing the renewal is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

On July 19, 2011, Navistar Financial Corporation (“NFC”) entered into the First Amendment, dated July 19, 2011, to the Indenture Supplement, dated April 16, 2010, among Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee, which is attached as Exhibit 10.2 to this Current Report and is incorporated by reference herein. This amendment serves to make certain administrative changes to the Indenture Supplement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Note Purchase Agreement among Navistar Financial Securities Corporation, as Seller, NFC, as Servicer, Liberty Street Funding LLC, as a Conduit Purchaser, The Bank of Nova Scotia, as a Managing Agent and a Committed Purchaser, and Bank of America, National Association, as a Managing Agent.

10.2	First Amendment to the Indenture Supplement among Navistar Financial Dealer Note Master Owner Trust, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: July 20, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth
Executive Vice President and Chief Financial Officer